                                                                   EXHIBIT 10.12

                                     [Logo]

                 B  u  s  i  n  e  s  s   O  b  j  e  c  t  s

                              UNIVERSE OF PARTNERS

Partner Company Name    Aurum Software, Inc.       Agreement Date: 3/22/96
                     --------------------------                    -------


                             BUSINESS OBJECTS, INC.
                    VERTICAL APPLICATION RESELLER AGREEMENT

This Agreement is made as of the date set forth below (the "Effective Date") by and between Business Objects, Inc., a Delaware corporation ("BOI") having as its principal place of business at 20813 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014 and the vertical application reseller named on Schedule 1 hereto ("VAR").

WHEREAS, BOI is the developer, manufacturer, distributor and licensor of the software and related products listed in Exhibit A hereto (the "BOI Products") and is owner of certain trademarks (the "BOI Trademarks") and other intellectual property rights related to the BOI Products.

WHEREAS, VAR is a developer, manufacturer and distributor of the software products, listed on Exhibit B hereto, that add value to or work in conjunction with, the BOI Products (the "VAR Products").

WHEREAS, VAR desires to license from BOI, and BOI desires to license to VAR, certain limited rights to use the BOI Products for the sole purpose of developing a set of data access, reporting and analysis modules for the VAR Products (the "Value-Add"), and to market and sublicense the BOI Products with the VAR Products.

NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

1.   APPOINTMENT AND AUTHORITY OF VAR

     1.1    Appointment of VAR. Subject to the terms and conditions of this
            ------------------
Agreement, BOI hereby appoints VAR to act as a non-exclusive vertical application reseller of BOI for the BOI Products, within the territory listed in
Schedule 1 ("The Territory"), and VAR hereby accepts such appointment.

     1.2    Independent Contractors. The relationship of BOI and VAR
            -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as legal partners, jointventurers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial and other obligations associated with the business of BOI and VAR are their sole respective responsibilities.

2.   DEVELOPMENT AND DEMONSTRATION LICENSE

     2.1    Development and Demonstration License Grant. For the
            -------------------------------------------
Development and Demonstration License Fees set forth in Section 11.1 of this Agreement, BOI hereby grants to VAR a non-exclusive, nontransferable right to have VAR use object code copies of the BOI products listed on Exhibit C solely for the purpose of developing, testing, and supporting the Value-Add, and not for other internal productive purposes, (the "Development and Demonstration License"), provided that VAR: (i) shall not make, reproduce or modify any copies
           --------
of the BOI Products, or the BOI Documentation, and shall not authorize any other party to do so, except for the copies specified in Exhibit C, and except that VAR may make one copy of the BOI Products to be used by it pursuant to this
Section 1.2 solely for back-up or archival purposes; (ii) shall not modify, reverse engineer or decompile any of the BOI Products and shall not alter or remove any copyright or other proprietary notices on or in any of the BOI Products or BOI Documentation; (iii) shall not under any circumstances sublicense, assign or otherwise transfer its rights under this Section 2.1.

3.   MARKETING AND SUBLICENSING

     3.1    License to Sublicense. For the Sublicense License Fees specified in
            ---------------------
Section 11.3 of this Agreement, BOI grants to VAR a nonexclusive, nontransferable right during the term of this Agreement to market and sublicense to end users for such end-users' own internal purposes object code copies of the BOI Products and the related BOI Documentation, if any, in connection with the marketing and license of the VAR Products (the "Sublicense

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License") pursuant to BOI's standard form Software License Agreement, or an agreement substantially similar andapproved by BOI (the "Sublicense License Agreement"), provided, that VAR shall not: (a) market or sublicense the BOI
             --------
Products, except for sole use with the VAR Products, supplied in conjunction therewith, and to end users for their own internal purposes; (b) sublicense the BOI Products, except in whole as received from BOI and in object code form; (c) modify, reverse engineer or decompile the BOI Products; (d) remove any of BOI's proprietary notices or legends, including any BOI Trademark contained in or on the BOI Products or the BOI Documentation, without the specific prior written consent of BOI; (e) make any copies of the BOI Products or the BOI Documentation, except for one copy of each BOI Product sublicensed by, and for delivery to, each sublicensee; (f) sublicense, assign or otherwise transfer its rights under this Section 3.

     3.2    Temporary Trial Demonstration Licenses. VAR shall be entitled to
            --------------------------------------
grant, at the charges and terms then current for VARs, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the BOI Products at any one time, only in conjunction with trials of the Value-Add. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty
(30) days. VAR is responsible for ensuring that prospects receiving a trial sublicense sign a trial license agreement substantially similar to BOI's Software Trial License Agreement and for ensuring that trial software is purged at the end of the evaluation period. BOI reserves the right to require VAR to provide Business Objects with a prospect summary and trial plan prior to providing trial software.

4.   TRADEMARK LICENSE GRANT

     4.1    Grant of License. BOI hereby grants to VAR a nonexclusive,
            ----------------
nontransferable license for the term of this Agreement to use the BOI Trademarks solely for the purpose of marketing the BOI Products pursuant to this Agreement. VAR is granted no other license hereby, and specifically is granted no right to use any name, mark, logo, trademark, tradename or other intellectual property right, including any BOI Trademark, on, in or in connection with any products developed by VAR or other than pursuant to this Agreement. VAR agrees that it will not, at any time during or after the term of this Agreement, use, advertise, or display any name, mark, logo, or designation on a product or as a name under which it does business that is confusingly similar to any name, mark, logo, or designation of BOI.

     4.2    Review of Use of the BOI Trademarks. BOI may, at its sole option,
            -----------------------------------
review all VAR use of the BOI Trademarks, including in the promotion and advertising of the VAR Products and the BOI Products, prior to and/or after the use of any of the BOI Trademarks. VAR agrees towithdraw and retract any such use, including any such promotion or advertising that BOI, in its sole discretion, finds unsuitable.

     4.3    No Transfer. VAR may under no circumstances sublicense, assign or
            -----------
otherwise transfer its rights under this Section 4.

5.   OBLIGATIONS OF VAR

     5.1    Compliance with Terms of Licenses. VAR shall at all times comply
            ---------------------------------
with the terms of the Licenses granted to VAR under Sections 2, 3 and 4 of this Agreement.

     5.2    VAR Conduct. VAR shall conduct its business in its own name and in
            -----------
such a manner that will be reasonably expected to reflect favorably at all times on the BOI Products and the good name, goodwill and reputation of BOI. VAR shall not engage in deceptive, misleading or unethical practices that are or might be detrimental to BOI, the BOI Products or any third party.

     5.3    Staff Requirements. VAR shall at all times employ trained personnel
            ------------------
who have been adequately trained to support, demonstrate and develop with the BOI Products in accordance with reasonable training requirements and policies as may be issued by BOI from time to time.

     5.4    Payment. VAR shall pay BOI all license and support fees due under
            -------
this Agreement in accordance with the terms of Section 11 of this Agreement. VAR shall directly bill its end user customers for licensing of VAR Products and sublicensing of BOI Products and BOI Documentation. VAR shall pay all expenses incurred by it in connection with its marketing, distribution, delivery and service of the VAR Products and the BOI Products.

     5.5    Maintenance of VAR's Customers. VAR shall provide support of the VAR
            ------------------------------
Products and Value-add directly to its end user customers. VAR shall provide the appropriate first level of support, skilled instruction and maintenance to VAR's customers for BOI Products.

     5.6    Marketing and Advertising. During the term hereof, VAR, as part of
            -------------------------
its activities to promote the distribution of the BOI Products with the VAR Products, agrees to confer periodically with BOI at BOI's request on

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matters relating to market conditions, sales forecasting, product planning, and update, promotional and marketing strategies.

     5.7    Support of Development and Demonstration Licenses. VAR shall
            -------------------------------------------------
purchase at least one year of telephonesupport and program updates (the "Support Period") for each Development and Demonstration License commencing on the date each such Development and Demonstration License is shipped for the Development Support Fee specified in Section 11.2 of this Agreement. BOI shall automatically extend the Support Period for additional one year periods (each being an "Additional Support Period"), and VAR shall pay to BOI the Additional Support Fee specified in Section 11.2 of this Agreement upon the commencement of each Additional Support Period, unless VAR shall have given notice to BOI at least thirty (30) days prior to the end of the Support Period or an Additional Support Period.

     5.8    Sublicense Reports. Within thirty (30) days of the last day of each
            ------------------
quarter, VAR shall send BOI, if requested by BOI, (a) a report detailing for that quarter for each sublicensee (i) such sublicensee's name and address, (ii) the platform, (iii) the date of installation, (iv) the number of users and (v) the total Sublicense License Fees and Sublicense Support Fees due BOI (the "Sublicense Report"); and (b) a copy of the Sublicense License Agreement signed and dated by VAR and each such sublicensee.

     5.9    Records Inspection and Audits. VAR shall maintain books and records
            -----------------------------
in connection with its obligations under this Agreement, during, and for a period of two years after, the term of this Agreement. Such records shall include the executed Sublicense License Agreements and the information required in the monthly Sublicense Reports. VAR shall permit BOI to inspect all books, records and other documentation relating to VAR's performance of this Agreement and to audit up to twice yearly the relevant books of VAR to ensure compliance with the terms of this Agreement upon reasonable prior notice to VAR. Any such inspection or audit shall be conducted during regular business hours at VAR's offices and shall not interfere unreasonably with VAR's business activities. BOI shall pay all of its costs related to performing all inspections and audits; provided, that if any audit reveals that VAR has underpaid fees to BOI in excess of five percent (5%), then VAR shall pay BOI's reasonable costs of conducting such audit in addition to paying the underpaid amounts.

     5.10   Notice of Claims, Defects and Changes of Control. VAR shall notify
            ------------------------------------------------
BOI promptly in writing of: (i) any claim or proceeding involving a VAR Product or BOI Product that comes to its attention; (ii) any claimed or suspected defects in a VAR Product or a BOI Product; and (iii) any material change in the management or control of VAR.

6.   OBLIGATIONS OF BOI

     6.1    BOI Support of the Development and Demonstration License. BOI shall
            --------------------------------------------------------
provide telephone support for the Development and Demonstration License to two contacts named by VAR (the "Authorized Contacts") for the fees specified in
Section 11.2 of this Agreement for technical and related inquiries arising from VAR's use of the BOI Products in connection with VAR's development of the VAR Products. Upon receipt of notice of a problem from an Authorized Contact, and if such problem can be reproduced at a BOI support facility or via remote access to the site of the Development and Demonstration License, BOI shall use its reasonable efforts to correct or circumvent such problem; provided, that all corrections to the BOI Products shall be made only to the most current generally available release of such BOI Products, except that for a period of twelve (12) months after the introduction of a new generally available release of such BOI Products, BOI shall use reasonable efforts to provide telephone support for the immediately prior generally released version of such BOI Products. BOI shall also provide, for the Support Fees specified in Section 11.2 of this Agreement, new releases, maintenance releases and patches to the Development and Demonstration Licenses .

     6.2    Training. BOI shall provide training for VAR employees according to
            --------
the terms, and for the fees, established for VARs by BOI, from time to time.

7.   OWNERSHIP OF PRODUCTS AND DOCUMENTATION

     7.1    Ownership of BOI Products and BOI Documentation. BOI owns all right,
            -----------------------------------------------
title and interest in and to the BOI Products and the BOI Documentation, including without limitation, all copyrights, trade secrets, patents, trademark rights and other intellectual property rights in and to the BOI Products, except for the limited rights licensed to VAR pursuant to Sections 2, 3 and 4 of this Agreement. Upon any termination of this Agreement or the licenses granted in
Section 2, 3 or 4 of this Agreement, all rights of VAR to use, market or distribute the BOI Products and the BOI Documentation shall also terminate.

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     7.2    Ownership of VAR Products and VAR Documentation. VAR owns all right,
            -----------------------------------------------
title and interest in and to the VAR Products and the VAR Documentation, including without limitation, all copyrights, trade secrets, patents, trademark rights and other intellectual property rights in and to the VAR Products.

     7.3    Ownership of Other Materials. All other aspects of the BOI Products,
            ----------------------------
the BOI Documentation and all other items licensed by BOI hereunder, including without limitation, programs, methods of processing, specific designs and structure of individual programs and their interaction and unique programming techniques employed therein as well as screen formats shall remain the sole and exclusive property of BOI and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by VAR to any person, company or institution whatsoever other than for the purposes set forth herein.

8.   WARRANTIES

     8.1    Limited Warranty. BOI warrants that the BOI Products, when properly
            ----------------
used, will operate in all material respects in conformity with BOI published specifications for such version for so long as VAR shall purchase Support from BOI in accordance with the terms of Section 11 of this Agreement. BOI does not warrant that the BOI Products work or perform satisfactorily with any VAR Products or that the VAR Products will work or perform satisfactorily. The medium on which the BOI Products are delivered to VAR is warranted against defects for a period of 90 days from the original date of invoice. If the medium is defective, return it within the warranty period, and BOI will replace it at no charge. BOI's obligations under this warranty are limited to replacing or repairing at BOI's option, the initial copy of the BOI Products delivered to VAR and which shall be returned to BOI, transportation charges prepaid, and which are, after examination, disclosed to BOI's satisfaction to be defective. This warranty shall not apply to any BOI Products that have been altered or repaired, except by BOI, or which have been subject to misuse, negligence or accident.

     8.2    Customer Warranty. VAR agrees not to make any representations or
            -----------------
warranties with respect to the BOI Products which exceed the limited warranties made by BOI under this Agreement absent BOI's prior written consent.

     8.3    Disclaimer of Warranties. OTHER THAN THOSE WARRANTIES SET FORTH IN
            ------------------------
PARAGRAPHS 8.1 AND 8.2, BOI SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BOI PRODUCTS AND THE VAR PRODUCTS.

9.   LIMITATION OF LIABILITY

     IN NO EVENT SHALL BOI BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION,LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE BOI PRODUCTS OR THE VAR PRODUCTS, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF BOI HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. VAR HEREBY ACKNOWLEDGES THAT THE MUTUAL COVENANTS AND AGREEMENTS SET FORTH IN THIS AGREEMENT REFLECT THIS ALLOCATION OF RISK.

10.  INDEMNIFICATION

     10.1   Indemnification by BOI. Subject to Section 9 of this Agreement, BOI
            ----------------------
shall indemnify, defend and hold VAR harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorneys' fees, directly or indirectly resulting from any claimed infringement or violation by BOI of any copyright, patent or other intellectual property right with respect to the Developer Programs, so long as the BOI Products are used in accordance with the BOI Documentation and VAR has adhered to its obligations under this Agreement; provided, that the foregoing notwithstanding, BOI's obligation to indemnify
--------
shall not pertain to the extent that the infringement or violation is attributable to any misuse, modification or use of the BOI Products or the BOI Documentation by VAR or by the combination of a BOI Product or the BOI Documentation with a VAR Program or VAR Documentation, respectively.

     10.2   Indemnification by VAR. VAR shall indemnify, defend and hold BOI
            ----------------------
harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorneys' fees, directly or indirectly resulting from any claimed infringement or violation by VAR of any copyright, patent or other intellectual property right with respect to any VAR Product or to a VAR Product used in conjunction with a BOI

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Product, except to the extent such infringement or violation is attributable solely to a BOI Product.

     10.3   Cooperation by Indemnified Party. Notwithstanding Sections 10.1 and
            --------------------------------
10.2 of this Agreement, the indemnifying party is under no obligation to indemnify and hold the other party harmless unless: (a) the indemnifying party receives notice of the suit or claim from the indemnified party and is furnished with a copy of each communication,notice or other action relating to said claim within ten (10) days after the indemnified party receives such notice and each such communication; (b) the indemnifying party shall have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at the party's own expense; and (c) the indemnified party shall provide reasonable information and assistance requested by the indemnifying party in connection with such claim or suit.

11.  LICENSE AND SUPPORT FEES; PAYMENT TERMS

     11.1   Development and Demonstration License Fees. VAR agrees to pay BOI
            ------------------------------------------
the Development and Demonstration License Fees specified on Exhibit C hereto for the Initial Development and Demonstration Licenses outlined on Exhibit C. VAR shall have the right to acquire and use additional BOI Products for development and demonstration purposes for the fees outlined on Exhibit D.

     11.2   Initial and Subsequent Development Support Fees. VAR agrees to pay
            -----------------------------------------------
BOI a Support Fee, as outlined in Exhibit D, for each Development and Demonstration License, which shall pay for support during the Support Period in accordance with Sections 5.7 and 6.1 of this Agreement. In addition, VAR agrees to pay an Additional Support Fee on the commencement date of each Additional Support Period, in accordance with Support Fees established for VARs in effect at the time, which BOI may change from time to time, which shall pay for support during the Additional Support Period in accordance with Sections 5.7 and 6.1 of this Agreement.

     11.3   Sublicense License Fees. VAR agrees to pay BOI a Sublicense License
            -----------------------
Fee for each copy of each BOI Product sublicensed to an end user equal to the list price of such BOI Product in effect on the date of such sublicense less the applicable discount percentage specified on Exhibit D hereto.

     11.4   End-User Support. A Support Fee, outlined in Exhibit D, will be
            ----------------
added to the price of each BOI Product sublicensed by VAR, providing VAR with the right to provide new releases, maintenance releases and patches to Sublicensees for no charge for a period of one year. During subsequent years, the Support Fee will be optional.

     11.5   General Payment Terms. All fees payable hereunder shall be paid to
            ---------------------
BOI within thirty (30) days of invoice date. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings. The fees listed in this Agreement do not include taxes. If BOI is required to pay sales, use,property, value-added or other federal, state or local taxes based on the licenses granted under this Agreement, or the sublicenses granted by VAR to end users, then such taxes shall be billed and paid by VAR this shall not apply to taxes based upon BOI's income.

12.  TERM, TERMINATION AND EFFECT OF TERMINATION

     12.1   Term. This Agreement shall commence on the Effective Date and shall
            ----
continue in full force and effect for three years unless terminated earlier under the provisions of this Section 12. Thereafter, this Agreement shall automatically renew for subsequent one year terms, unless terminated by either party upon written notice to the other party at least thirty (30) days prior to the end of the then current term.

     12.2   Termination for Convenience, Change of Control. In addition to the
            ----------------------------------------------
foregoing, this Agreement may be terminated (i) by mutual written consent of both parties or (ii) at the option of BOI, upon any majority change in ownership or control of VAR.

     12.3   Termination Upon Insolvency. This Agreement shall terminate,
            ---------------------------
effective upon delivery of written notice by a party, (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party, (ii) upon the making of an assignment for the benefit of creditors by the other party, or (iii) upon the dissolution of the other party.

     12.4   Termination Upon Default. Either party may terminate this Agreement
            ------------------------
in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default.

     12.5   Survival of Certain Terms. The provisions of Sections 2, 4, 6, 8, 9,
            -------------------------
10, 11.5 and 12 shall survive termination of this Agreement. All other rights and

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obligations of the parties shall cease upon termination of this Agreement.

     12.6   Damages.  NEITHER BOI NOR VAR SHALL BE LIABLE TO THE OTHER FOR
            -------
DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 12. VAR WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ONTERMINATION OF THIS AGREEMENT, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

     12.7   Effect of Termination (Termination of Licenses and Return of
            ------------------------------------------------------------
Materials). Upon termination of this Agreement for any reason, including the
----------
failure of VAR, in the opinion of BOI, to comply with any of VAR's obligations under Section 5 of this Agreement, VAR shall immediately: (i) if a license granted under this Agreement expires or otherwise terminates, cease all use of the BOI Products and the BOI Documentation and promptly return all related copies of BOI Product and BOI Documentation to BOI; (ii) cease all marketing and distribution of the BOI Products and the BOI Documentation; (iii) cease all display and advertising of all BOI Products and all BOI Trademarks and logos associated therewith; (iv) cease using any and all materials identifying VAR with BOI and the BOI Products; (v) promptly return all marketing literature, written information and reports pertaining to the BOI Products; and (vi) return to BOI any and all Confidential Information, as defined in Section 13 of this Agreement.

13.  CONFIDENTIAL INFORMATION

     Except for the specific rights granted by this Agreement, neither party shall use or disclose any Confidential Information of the other party. A party receiving Confidential Information from the other shall use the highest commercially reasonable degree of care to protect that Confidential Information. The BOI Products including methods or concepts utilized therein, the BOI Documentation and all information identified by the disclosing party as proprietary or confidential ("Confidential Information"), shall remain the sole property of the disclosing party and shall not be disclosed to any third party without the express written consent of the disclosing party (except solely for each party's internal business needs, to employees or consultants who are bound by a written agreement with such party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Items will not be considered to be Confidential Information if (i) available to the public other than by a breach of an agreement with BOI; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by one party without access to the Confidential information of the other; (iv) known to the recipient at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided the other party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production.

14.  MISCELLANEOUS

     14.1   Notices.  Any notice required or permitted hereunder shall be in
            -------
writing and shall be given by registered or certified mail addressed as follows:

     If to BOI:

     Business Objects, Inc.
     20813 Stevens Creek Blvd.
     Suite 100
     Cupertino, CA 95014
     Fax: (408) 973-1057

     If to VAR, at the address and the fax number listed on Schedule 1 hereto.

     Such notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

     14.2   Assignment.  This Agreement may not be transferred or assigned, in
            ----------
whole or in party, by either party either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void.

     14.3   Governing Law.  This Agreement shall be interpreted according to the
            -------------
laws of the State of California without regard to or application of choice-of-law rules or principles.

     14.4   Entire Agreement and Waiver.  This Agreement and the Exhibits hereto
            ---------------------------
shall constitute the entire agreement between BOI and VAR with respect to the subject matter hereof and all prior agreements, representations, and statement with respect to such subject matter are superseded hereby. This Agreement may be

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changed only by written agreement signed by both BOI and VAR. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

     14.5   Severability.  In the event any provision of this Agreement is held
            ------------
by a court or other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

     14.6   Headings.  The headings of the sections of this Agreement are for
            --------
convenience and shall not by themselves determine the interpretation of this Agreement.

     14.7   Counterparts.  This Agreement may be signed in counterparts, each of
            ------------
which shall be deemed an original, but which together will constitute one and the same instrument.

Business Objects, Inc.                  VAR

By: /s/ Dennis McCann                   By:     /s/ Mary E. Coleman
   -----------------------------           ----------------------------------

Name:   Dennis McCann                   Name:   Mary E. Coleman
     ---------------------------             --------------------------------

Title:  President                       Title:  President and CEO
      --------------------------              -------------------------------

Date:      4/16/96                      Date:           3/25/96
     ---------------------------             --------------------------------

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                                  SCHEDULE 1

Vertical Application Reseller
-----------------------------

Name:  Aurum Software


Address:
3385 Scott Boulevard
Santa Clara, CA 95054

Telephone Number:
  408-986-8100
Fax Number:
  408-654-3525


Contacts
--------

1.  Chuck Donchess

2.  Brian Mulvey

Territory:  Worldwide
---------

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                                   ADDENDUM
                  TO VERTICAL APPLICATION RESELLER AGREEMENT

Replace Section 3.1 (f), in its entirety, with the following:

"(f) sublicense, assign or otherwise transfer its rights under this Section 3, except that VAR may authorize VAR's distributors of VAR Products to sublicense BOI Products according to the terms of this Agreement. VAR Distributors are not to be granted any additional rights regarding the BOI Products and Documentation beyond those granted to VAR in this Agreement. VAR shall be responsible for Distributors' compliance with the obligations and restrictions imposed upon VAR under this Agreement;"

In Section 5.10, delete both occurrences of "a VAR Product or"

Replace Section 12.2, in its entirety, with the following:

  12.2 Termination for Convenience, Change of Control.  In addition to the
       ----------------------------------------------
foregoing, this Agreement may be terminated (i) by mutual written consent of both parties.

Replace, in Section 12.1, "three years" to "four years"

Replace Section 12.6, in its entirety, with the following:

  12.6 Damages.  NEITHER BOI NOR VAR SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF
       -------
ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 12, OTHER THAN IN ACCORDANCE WITH SECTION 12.4. VAR WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OF THIS AGREEMENT, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

Replace, in Section 12.7, "in this opinion", with "in the reasonable opinion"

Delete "other than by a breach of an agreement with BOI" in Section 13.

                                   -9 of 12-

                                   EXHIBIT A

                                 BOI PRODUCTS


Business Objects Products for Windows, Macintosh, and UNIX Platforms

                 Manager's Module
                 User's Module
                 Batch Option
                 Procedures Option
                 Business Analyzer

Database Drivers for Windows, Macintosh and UNIX Platforms

                 Oracle Driver
                 Sybase Driver
                 Ingres Driver
                 Informix Driver
                 DEC Rdb Driver
                 Micro Decisionware Driver
                 Red Brick Warehouse Driver
                 Teradata Driver
                 ODBC Driver

                                   -10 of 12-

                                   EXHIBIT B

                                 VAR PRODUCTS


                                  SalesTrack
                                  SupporTrack
                                   TeleTrack
                                 QualityTrack
                                   WebTrack

Additional VAR Products may be added upon mutual agreement, in writing, at any time. Such agreement shall not be unreasonably withheld.

                                   -11 of 12-

                                   EXHIBIT C

                                    INITIAL
                     DEVELOPMENT AND DEMONSTRATION LICENSE
                     AND SUBLICENSE LICENSE SPECIFICATIONS
                     -------------------------------------


   See attached Purchase Order for initial development license and sublicense purchases.

BOI grants to VAR a license to demonstrate BOI products in conjunction with VAR Products at VAR's Demonstration centers and by VAR's sales professionals.



                                    INITIAL
                    DEVELOPMENT AND DEMONSTRATION LICENSE,
                          SUBLICENSE AND SUPPORT FEES
                          ---------------------------

   See attached Purchase Order for initial development license and sublicense purchases.

    There shall be no charge for the demonstration licenses granted above.

BOI shall provide VAR with a sales training course, on-site at VAR headquarters, for sales personnel, not to exceed two days at no charge.

                                   -12 of 12-

                                   EXHIBIT D

                          LICENSE AND SUBLICENSE FEES
                          ---------------------------


Development and Demonstration License and Sublicense fees are calculated as a discount of the then current BOI Price List. VAR shall receive the following discounts:


Minimum initial non-refundable, non-returnable, non-cancelable purchase:
$154,713.25

VAR may exchange products previously licensed, dollar for dollar, for any then currently available products.

Initial Discount:                60%
                  --------------------------------

Net Price to VAR for User Module is $100.00. BOI shall deliver master copy of User Module and either camera ready documentation or electronic documentation, as available, and not hardcopy documentation for User Module Licenses. VAR may purchase User Module documentation at the then current list price.

International Uplifts:
An International uplift of 1.25 will be applied to all prices, including the $100.00 User Module.

Large Deals:
BOI agrees to discuss special pricing for VAR deals to individual customers that exceed 1,000 users.


                                 SUPPORT FEES
                                 ------------

17.5% of the net License and Sublicense Fees paid to BOI for Manager Modules.

12% of the net License Sublicense Fee paid to BOI for all other products other than Manager Modules. Sublicense Support Fees shall be due with Sublicense Report delivered each quarter per Section 5.8.

                                   -13 of 12-